POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

 That the undersigned does hereby constitute and appoint PATRICIA M. FENNELL,
JAMES M. GORENZ, PAUL C. GRACEY, JR., JILL E. KELLEY, ANTOINETTE M.
LAMBERT, NEIL J. MALONEY, WILLIAM E. MAYER, MICHAEL C. PARTEE, KAREN
M. PEPPING, BRIDGET E. SHAHAN and RICHARD J. THOMETZ and each of them, the undersigned's true and lawful attorneys and agents, each with full power and authority (acting alone and without the other), to execute in the name and on behalf of the undersigned, in connection with the undersigned's ownership, acquisition or disposition of securities of NICOR
Inc., an Illinois corporation, any Initial Statement of Beneficial Ownership of Securities on Form
3, Statement of Changes in Beneficial Ownership on Form 4 and Annual Statement of Changes
in Beneficial Ownership of Securities on Form 5 (and any amendment or amendments thereto )
to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, and any Notice of
Proposed Sale of Securities on Form 144 pursuant to Rule 144 under the Securities Act of 1933
(and any amendment or amendments thereto), hereby granting to such attorneys and agents, and each of them, full power of substitution and revocation in the premises; and hereby ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.  This power of attorney shall be in full force and effect until the undersigned is no longer required to file such forms, unless earlier revoked in writing by the undersigned.

 I acknowledge that the persons authorized hereunder are not assuming, nor is NICOR
Inc. assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934 or Rule 144 under the Securities Act of 1933.

 IN WITNESS WHEREOF, I have hereunto signed this Power of Attorney this 23rd day of February, 2007.

        /s/ Rocco J. D'Alessandro